Exhibit 10
-----------

                    ARTICLES OF AMENDMENT OF
                THE ARTICLES OF INCORPORATION OF
                  DUKE REALTY INVESTMENTS, INC.

The undersigned officer of DUKE REALTY INVESTMENTS, INC. (the "Corporation"), existing pursuant to the provisions of INDIANA BUSINESS CORPORATION LAW (IND. CODE SECTION 23-1 ET SEQ.), AS AMENDED (the "Act") and desiring to give notice of corporate action effectuating amendment of certain provisions of its Amended and Restated Articles of Incorporation certifies the following facts:

                      ARTICLE I - AMENDMENT

SECTION 1:     The date of incorporation of the Corporation is:

               MARCH 12, 1992

SECTION 2: The name of the Corporation following this amendment of its Amended and Restated Articles of Incorporation is:

               DUKE REALTY INVESTMENTS, INC.

SECTION 3:     Article VI of the Amended and Restated Articles of
Incorporation, as heretofore amended, is amended to add a new
Section 6.07, the exact text of which is as set forth on Exhibit
A attached hereto and incorporated by reference herein

            ARTICLE II - MANNER OF ADOPTION AND VOTE

SECTION 1:     Action by Directors:

The Board of Directors of the Corporation duly adopted resolutions amending Article VI of the Amended and Restated
Articles of Incorporation. These resolutions were adopted at a meeting duly held on July 23, 1998 at which a quorum was present.

SECTION 2:     Action by Shareholders:

Pursuant to I.C. 23-1-25-2(d), the Shareholders of the Corporation were not required to vote with respect to this amendment to the Amended and Restated Articles of Incorporation.

SECTION 3:     Compliance with legal requirements:

The manner of the adoption of the Articles of Amendment and the vote by which they were adopted constitute full legal compliance with the provisions of the Act, the Amended and Restated Articles of Incorporation, and the By-Laws of the Corporation.

This Amendment is to be effective at 12:01 a.m. on August 3, 1998.

I hereby verify, subject to penalties for perjury, that the facts contained herein are true this 31st day of July, 1998.

                          /s/ John R. Gaskin
                          -----------------------------------
                          John R. Gaskin, Vice President and Secretary

                            EXHIBIT A


  SECTION  6.07. Series C Preferred Stock.
                 ------------------------

Pursuant to authority granted under Section 6.01 of the Corporation's Amended and Restated Articles of Incorporation (the
"Articles of Incorporation"), the Board of Directors of the Corporation hereby establishes a series of preferred shares designated the Series C Junior Preferred Stock ($0.001 par value per share) (the "Series C Preferred Stock") on the following terms:

     (a)  Number.
          ------
       The number of shares constituting the Series C Preferred Stock shall initially be 500,000, subject to increase or decrease by the Board of Directors effectuated by further Articles of Amendment; provided, however, that no decrease shall reduce the number of shares of Series C Preferred Stock to a number less than that of the shares then outstanding plus the number of shares of Series C Preferred Stock issuable upon exercise of outstanding rights, options or warrants or upon conversion of outstanding securities issued by the Corporation.

     (b)  Dividends and Distributions.
          --------------------------

       (1) Subject to the prior and superior rights of the holders of any shares of any series of Preferred Stock ranking prior and superior to the shares of Series C Preferred Stock with respect to dividends, each holder of one one-thousandth (1/1,000) of a share (a "Unit") of Series C Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for that purpose, quarterly dividends payable in cash to holders of record on the last business day of March, June, September and December in each year (each such date being referred to herein as a "Quarterly Dividend Payment Date"), commencing on the first Quarterly Dividend Payment Date after the first issuance of a Unit of Series C Preferred Stock, in an amount per Unit (rounded to the nearest cent) equal to the greater of (a) $.001 or (b) subject to the provision for adjustment hereinafter set forth, the aggregate per share amount of all cash dividends declared on shares of the common stock, par value $.01 per share, of the Company (the "Common Stock") since the immediately preceding Quarterly Dividend Payment Date, or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of a Unit of Series C Preferred Stock, and (ii) subject to the provision for adjustment hereinafter set forth, quarterly distributions (payable in kind) on each Quarterly Dividend Payment Date in an amount per Unit equal to the aggregate per share amount of all non-cash dividends or other distributions declared on shares of Common Stock since the immediately preceding Quarterly Dividend Payment Date, or with respect to the first Quarterly Dividend Payment Date, since the first issuance of a Unit. In the event the Corporation shall at any time following August 3, 1998 (the "Rights Declaration Date") (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the amount to which holders of Units of Series C Preferred Stock were entitled immediately prior to such event under clause (b) of the preceding sentence shall be adjusted by multiplying each such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

       (2) The Corporation shall declare a dividend or distribution on Units of the Series C Preferred Stock as provided in paragraph (A) above at the time it declares a dividend or distribution on the Common Stock; provided, however, that in the event no dividend or distribution shall have been declared on the Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $.001 per Unit on the Series C Preferred Stock shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date.

       (3) No dividend or distribution shall be paid or payable to the holders of shares of Common Stock unless, prior thereto, all accrued but unpaid dividends to the date of such dividend or distribution shall have been paid to the holders of Units of Series C Preferred Stock.

       (4) Dividends shall begin to accrue and be cumulative on each outstanding Unit from the Quarterly Dividend Payment Date next preceding the date of issue of such Unit, unless the date of issue of such Unit is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such Unit shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of Units of Series C Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on Units in an amount less than the total amount of such dividends at the time accrued and payable on such Units shall be allocated pro rata on a Unit-by-Unit basis among all such Units at the time outstanding. The Board of Directors may fix a record date for the determination of holders of Units entitled to receive payment of a dividend or distribution declared thereon, which record date shall be no more than 60 days prior to the date fixed for the payment thereof.

    (c)  Voting Rights.  The holders of Units shall have the following
         -------------   voting rights:

       (1) Subject to the provision for adjustment hereinafter set forth, each Unit shall entitle the holder thereof to one vote on all matters submitted to a vote of the stockholders of the Corporation. In the event the Corporation shall at any time following the Rights Dividend Declaration Date (i) declare or pay any dividend on Common Stock payable in shares of Common Stock,
(ii) subdivide the outstanding shares of Common Stock or (iii) combine or consolidate the outstanding shares of Common Stock into a smaller number of shares, then in each such case the number of votes per share to which holders of Units were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

       (2) Except as otherwise provided herein or by law, the holders of Units and the holders of shares of Common Stock and any other capital stock of the Corporation having general voting rights shall vote together as one class on all matters submitted to a vote of stockholders of the Corporation.

       (3) (i) Whenever, at any time or times, dividends payable on any Unit or Units shall be in arrears in an amount equal to at least two full quarterly dividends (whether or not declared and whether or not consecutive), the number of Directors then constituting the entire Board of Directors of the Corporation shall automatically be increased by 2 and the holders of record of the outstanding Units and holders of any other shares of Preferred Stock of the Corporation ranking on a parity with the Series C Preferred Stock shall have the exclusive right, voting together as a single class, to elect two directors of the Corporation at a special meeting of stockholders of the Corporation to fill such newly-created directorships. At elections for such directors, the holders of Units shall be entitled to cast one vote for each Unit held.

          (ii) So long as any Units are outstanding, the number of Directors of the Corporation shall at all times be such that the exercise, by the holders of shares of Series C Preferred
Stock and the holders of shares of Preferred Stock on a parity therewith, of the right to elect Directors under the circumstances provided in paragraph (iii) of this subclause (C) will not contravene any provision of the Indiana Business
Corporation Law or the Articles of Incorporation of the Corporation. Any director elected by holders of Units pursuant to this Section may be removed at any annual or special meeting, by vote of a majority of the stockholders who elected such director voting as a class, with or without cause. In case any vacancy shall occur among the directors elected by the holders of Units pursuant to this Section, such vacancy may be filled by the remaining director so elected, or his successor then in office, and the director so elected to fill such vacancy shall serve until the next meeting of stockholders for the election of directors. After the holders of Units shall have exercised their right to elect directors in any default period and during the continuance of such period, the number of directors shall not be further increased or decreased except by vote of the holders of Units as herein provided or pursuant to the rights of any equity securities ranking senior to or pari passu with the Series C Preferred Stock.

          (iii) The right of the holders of Units, voting separately as a class, to elect two members of the Board of Directors of the Corporation as aforesaid shall continue until, and only until, such time as all arrears in dividends (whether or not declared) on the Units shall have been paid or declared and set apart for payment, at which time such right shall terminate, except as herein or by law expressly provided, subject to reinvesting in the event of each and every subsequent default of the character above-mentioned. Upon any termination of the right of the holders of the Units as a class to vote for directors as herein provided, the term of office of all directors then in office elected by the holders of Units pursuant to this Section shall terminate immediately. Whenever the term of office of the directors elected by the holders of Units pursuant to this Section shall terminate and the special voting powers vested in the holders of the Preferred Stock pursuant to this Section shall have expired, the maximum number of members of the Board of Directors of the Corporation shall be such number as may be provided for in the By-laws of the Corporation, irrespective of any increase made pursuant to the provisions of this Section.

       (4) Except as set forth herein, holders of Units shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for taking any corporate action.

     (d)  Certain Restrictions.
          -------------------
       (1) Whenever quarterly dividends or other dividends or distributions payable on the Units as provided in herein are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on outstanding Units outstanding shall have been paid in full, the Corporation shall not:

          (i) declare or pay dividends on, make any other distributions on, or redeem or purchase or otherwise acquire for consideration any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series C Preferred Stock;

          (ii) declare or pay dividends on or make any other distributions on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series C Preferred Stock, except dividends paid ratably on the Units and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such Units and all such shares are then entitled;

          (iii) redeem or purchase or otherwise acquire for consideration shares of any stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series C Preferred Stock; provided, however, that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such parity stock in exchange for shares of any stock of the Corporation ranking junior (either as to dividends or upon dissolution, liquidation or winding up) to the Series C Preferred Stock; or

          (iv) purchase or otherwise acquire for consideration any Units, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such Units, upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

       (2) The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any Units or shares of stock of the Corporation unless the Corporation could, under paragraph (A) of this Section, purchase or otherwise acquire such Units or shares at such time and in such manner.

     (e)  Reacquired Units.
          ----------------

          Any Units purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and cancelled promptly after the acquisition thereof. All such Units shall, upon their cancellation, become authorized but unissued fractional shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock to be created by resolution or resolutions of the Board of Directors, subject to the conditions and restrictions on issuance set forth herein.

     (f)  Liquidation, Dissolution or Winding Up.
          --------------------------------------

       (1) Upon any voluntary liquidation, dissolution or winding up of the Company, no distribution shall be made (i) to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series C Preferred Stock unless, prior thereto, the holders of Units shall have received $1.00 per Unit, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment (the "Series C

Liquidation Preference"), or (ii) to the holders of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series C Preferred Stock, except distributions made ratably on the Series C Preferred Stock and all other such parity stock in proportion to the total amounts to which the holders of all such shares are entitled upon such liquidation, dissolution or winding up. Thereafter, the holders of Units shall be entitled to receive an aggregate amount per Unit, subject to the provision for adjustment hereinafter set forth, equal to the aggregate amount to be distributed per share to the holders of Common Stock. In the event the Company shall at any time after the date hereof declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation or the outstanding shares of Common Stock (by reclassification or otherwise) into a greater or lesser number of shares of Common Stock, then in each such case the aggregate amount to which holders of Units were entitled immediately prior to such event under the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

       (2) In the event, however, that there are not sufficient assets available to permit payment in full of the Series C Liquidation Preference and the liquidation preferences of all other series of Preferred Stock, if any, which rank on a parity with the Series C Preferred Stock, then such remaining assets shall be distributed ratably to the holders of such parity shares in proportion to their respective liquidation preferences.

     (g)  Consolidation, Merger, Etc.
          --------------------------
          In case the Company shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or converted into other stock or securities, cash and/or any other property, then in any such case the Units shall at the same time be similarly exchanged for or converted into an amount per Unit (subject to the provision for adjustment hereinafter set forth) equal to the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is converted or exchanged. In the event the Company shall at any time (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the amount set forth in the preceding sentence with respect to the exchange or conversion of Units shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

     (h)  Redemption.
          -----------
          The Units shall not be redeemable by the Company;
provided, however, that the foregoing shall not limit the ability of the Company to purchase or otherwise deal in such Units to the extent otherwise permitted hereby and by law.

     (i)  Ranking.
          -------
          The Series C Preferred Stock shall rank junior to all other series of the Company's Preferred Stock (whether with or without par value) as to the payment of dividends and the distribution of assets, unless the terms of any such series shall provide otherwise.

     (j)  Amendment.
          --------
          Neither these Articles of Amendment nor the Articles of Incorporation of the Company may be amended in any manner which would materially alter or change the powers, preferences or special rights of the Series C Preferred Stock so as to affect them adversely without the affirmative vote of the holders of a majority or more of the outstanding Units, voting separately as a class.

     (k)  Fractional Shares.
          -----------------
          Series C Preferred Stock may be issued in Units or other fractions of a share, which Units or fractions shall entitle the holder, in proportion to such holder's Units or fractional shares, to exercise voting rights, receive dividends, participate in distributions and to have the benefit of all other rights of holders of Series C Preferred Stock.